Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eiger BioPharmaceuticals, Inc.

We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

May 11, 2018